Exhibit 10.23

MEMORANDUM OF RENT REVIEW

RE: LEASE DATED THE 8TH DAY OF NOVEMBER 1996 MADE

BETWEEN VETON PROPERTIES LIMITED OF THE ONE PART

AND SILICON SYSTEMS DESIGN LIMITED OF THE OTHER PART

(“THE LEASE”)

DEMISED PREMISES:

The lands and premises comprised in Folio 2304F of the Register of Freeholders County Dublin and more particularly known and comprising the lands and premises situate at 32/34 Harcourt Street, in the City of Dublin (“The Demised Premises”).

BY THIS MEMORANDUM dated the 23rd day of May, 2003:

VETON PROPERTIES LIMITED in whom is now vested the Landlord’s interest created by the Lease (“the Landlord”) and PARTHUSCEVA IRELAND LIMITED in whom is now vested the interest of the Tenant created by the Lease (“the Tenant”) DESIRE TO RECORD that the rent payable under the Lease has been reviewed pursuant to the provisions contained in the Lease and has been reviewed in accordance with the terms thereof as follows:

(a)	Years 6 and 7 of the term of the Lease at €634,869.00 (Six Hundred and Thirty Four Thousand Eight Hundred and Sixty Nine Euro) per annum exclusive;

(b)	Years 8 and 9 of the term of the Lease at €825,329.70 (Eight Hundred and Twenty Five Thousand Three Hundred and Twenty Nine Euro and Seventy Cent) per annum exclusive;

(c)	Year 10 of the term of the Lease at €888,816.60 (Eight Hundred and Eighty Eight Thousand Eight Hundred and Sixteen Euro and Sixty Cent).

PROVIDED ALWAYS that the base rent or current rent reserved by the Lease for the purposes of the rent review due on the 8th day of November 2006 shall be the yearly rent aforesaid in the amount of €888,816.60.

WHICH said reviewed rent shall be effective and shall commence from the 8th day of November 2001 subject to further review in accordance with the provisions of the Lease and the terms herein contained and it is hereby recorded that the said sums referred to above at (a), (b) and (c) represent the reviewed and agreed rent in respect of the Demised Premises demised by the Lease.

SIGNED for and on behalf of

the Landlord

in the presence of:-

/s/    [Illegible]

44-45 Stephen’s Green

Dublin 2

/s/    [Illegible]

Director

SIGNED for and on behalf of

the Tenant

in the presence of:-

/s/    Nigel Palmer

[Illegible]

/s/ Elaine Coughlan

THIS INDENTURE made the 16th day of May 2003 BETWEEN SILICON SYSTEMS DESIGN LIMITED having its registered office at 32/34 Harcourt Street, Dublin 2 (hereinafter called the “Assignor” which expression shall include its successors and assigns) of the One Part AND PARTHUSCEVA IRELAND LIMITED having its registered office at 32/34 Harcourt Street, Dublin 2 (hereinafter called the “Assignee” which expressions shall include its successors and permitted assigns) of the Other Part.

WHEREAS:-

A.	By Indenture of Lease (hereinafter called the “Lease”) dated 8th November 1996 made between the Veton Properties Limited of the one part and the Assignor of the other part ALL THAT AND THOSE the premises thereby demised and more particularly described in the Schedule thereto and hereto and intended to be hereby assigned (hereinafter called the “Premises”) were demised to the Assignor for the term of 25 years from the 8th day of November 1996 subject to the yearly rent thereby reserved and to the covenants on the part of the lessee and the conditions therein contained.

B.	The Assignor has agreed with the Assignee for the assignment to the Assignee of the Premises in consideration of the sum of €1.00 and in further consideration of the Assignee assuming liability for the payment of rent in compliance with the covenants and conditions contained in the Lease.

NOW THIS INDENTURE WITNESSESTH that

1.	In pursuance of the said agreement and in consideration of the sum of €1.00 now paid by the Assignee to the Assignor (the result of which the Assignor hereby acknowledges) and in further consideration of the Assignee assuming liability for the payment of the rent reserved by the Lease and performance and observance of the covenants and conditions therein contained the Assignor as beneficial owner

HEREBY ASSIGNS unto the Assignee ALL THAT AND THOSE the Premises TO HOLD the same unto and to the use of the Assignee for all the residue of the term of years granted by the Lease EXCEPTING AND RESERVING the easements and rights contained in the Third Schedule of the Lease TOGETHER WITH the easements and rights contained in the Second Schedule SUBJECT TO the rent thereby reserved and to the covenants on the part of the lessee and conditions therein contained

2.	The Assignee hereby covenants with the Assignor that it will henceforth pay the yearly rent reserved by the Lease and perform and observe the covenants on the part of the lessee and the conditions therein contained and will indemnify and keep indemnified the Assignor from and against all actions, claims, costs, damages, expenses, claims and demands for or on account of the non-payment of the said rent or the breach, non-performance or non-observance of the said covenants and conditions or any of them.

IT IS HEREBY CERTIFIED that the Premises are wholly situate within the City of Dublin.

IT IS HEREBY FURTHER CERTIFIED for the purposes of Section 29 of the Companies Act, 1990 that the transaction hereby effected has been duly approved by a written Resolution of the members of the Assignor as the Assignor and Assignee are bodies corporate connected with one another in a manner which would require this transaction to be ratified by a Resolution of either.

IT IS HEREBY FURTHER CERTIFIED that Section 53 of the Stamp Duties Consolidation Act 1999 does not apply to this instrument.

IT IS HEREBY FURTHER CERTIFIED that the consideration (other than rent) for the sale is wholly attributable to property which is not residential

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property and that the transaction effected by this instrument does not form part of a larger transaction or of a series of transactions in respect of which the aggregate amount or value of the consideration (other than rent) which is attributable to property that is not residential property exceeds €6,350.00.

IN WITNESS WHEREOF the parties hereto have caused their Common Seals to be affixed hereto the day and year first herein written:

SCHEDULE

ALL THAT AND THOSE the property comprised in Folio 2304F County Dublin as more particularly known as the Land and Premises known as 32/34 Harcourt Street in the City of Dublin.

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Present when the Common Seal

of the ASSIGNOR was

affixed hereto:-

/s/    Elaine Coughlan

/s/    Kevin Fielding

Present when the Common Seal

of the ASSIGNEE was

affixed hereto:-

/s/    Elaine Coughlan

/s/    Kevin Fielding

4

CONSENT TO ASSIGNMENT

VETON PROPERTIES LIMITED (hereinafter called the “Landlord”) in accordance with the terms of the Lease hereby consents to the within Assignment between the Assignor and the Assignee PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED that the forgoing consent shall not be deemed to authorise any further Alienation, Assignment, Sub-demise or Sub-let or to be a waiver of the Covenant/Condition in the Lease against Alienation, Assignment, Sub-demise or Sub-let without the prior consent of the Landlord, or to be a waiver of any of the other Covenants/Conditions in the Lease under which the Premises are held.

Present when the Common Seal

of the LANDLORD was

affixed hereto:-

/s/    [Illegible]

Director

/s/    [Illegible]

[Illegible]

5

Dated this          day of             , 2000

SILICON SYSTEMS DESIGN LIMITED

of the first part

and

PARTHUSCEVA IRELAND LIMITED

of the second part

DEED Of ASSIGNMENT

Ivor Fitzpatrick & Co.

Solicitors

44-45 St. Stephen’s Green

Dublin 2

6

DATED 8th November 1996

(1) VETON PROPERTIES LIMITED

(2) SILICON SYSTEMS DESIGN LIMITED

LEASE

of

premises known as

32/34 Harcourt Street, Dublin 2

IVOR FITZPATRICK & CO.,

Solicitors,

Pepper Canister House,

Mount Street Crescent.

Dublin 2

Tel. 661-1385

Fax. 661-3630

Ref SD/RF3725(016472

5AB)

Heading	Page No.
SCHEDULE 5	48
Guarantee	48

LEASE

Dated: 8th November 1996

BETWEEN

(1)	VETON PROPERTIES LIMITED whose company number is 237477 and whose registered office is at Pepper Canister House, Mount Street Crescent, Dublin 2 (“the Landlord” which expression where the context admits includes the estate owner for the time being of the reversion of the premises hereby demised expectant on the term hereby granted); AND

(2)	SILICON SYSTEMS DESIGN LIMITED whose company number is 8204809 and whose registered office is at 10/11 South Leinster Street, Dublin 2 (“the Tenant” which expression where the content admits includes its successors in title and permitted assigns):

WITNESSETH as follows:-

1.	DEFINITIONS

In this Lease where the context admits the following expressions shall have the following meanings:-

“Base Rate” the overdraft interest rate for the time being declared by Allied Irish Banks plc (or other bank for the time being of the Landlord);

“demised premises” the premises described in Schedule 1;

“Enactment” any and every Act of the Oireachtas or the European Community already or hereafter to be passed and any and every order regulation and bye-law already or hereafter to be made under or in pursuance of any such Act;

“Insured Risks” fire (including subterranean fire) explosion impact riot strike civil commotion and malicious damage storm flood tempest including lightning earthquake aircraft (except hostile aircraft) and other aerial devices and articles dropped therefrom missiles and projectiles bursting or overflowing of water pipes tanks and apparatus (and such other risks) as the Landlord shall from time to time insure against;

“Pipes” supply pipes soil pipes waste pipes sewers drains ducts conduits down pipes gutters watercourses wires cables channels flues service corridors trunking and all other conducting media and includes any fixing louvres cowls and any other ancillary apparatus;

“Planning Acts” the Local Government (Planning and Development) Acts, 1963 to 1992 and any subsequent legislation of a similar nature and any modification or re-enactment thereof and any and every order regulation and bye-law already or hereafter to be made under or in pursuance of any such Act;

“Quarterly Gale Days” 1st days of January, April, July and October in each year of the Term;

“Term” the term of years hereby granted together with any continuation thereof (whether under an Act of Parliament or by the Tenant holding over or for any other reason);

“these presents” this Lease and any document which is supplemental hereto or which is expressed to be collateral herewith or which is entered into pursuant to or in accordance with the terms hereof;

“Value Added Tax” tax on the supply of goods or services in the Republic of Ireland (including anything treated as such a supply) and on the importation of goods into the Republic of Ireland as referred to in the Value Added Tax Act 1972 or any tax of a similar nature which is introduced in substitution for or as an addition to such tax from time to time and any penalties or tines in relation thereto.

2.	DEMISE AND RENT

In consideration of the rents hereinafter reserved and of the Tenant’s covenants hereinafter contained the Landlord HEREBY DEMISES unto the Tenant ALL THOSE the demised premises together with the rights set out in Schedule 2 but Excepting and Reserving as mentioned in the Schedule 3 TO HOLD the same unto the Tenant SUBJECT to all rights of light and air and all other easements rights quasi-easements matters and covenants (if any) affecting the demised premises or referred in any deeds or documents relating to the demised premises including those appearing in the folio numbers [        ] [and] [        ] County of [        ] FOR the term of 25 YEARS commencing on the 8th day of November 1996 YIELDING

AND PAYING therefor unto the Landlord yearly during the Term and so in proportion for any less time than a year the following sums:-

2.1	First a YEARLY RENT of THREE HUNDRED THOUSAND IRISH POUNDS (IR£300,000.00) or such other yearly rent as shall be determined in accordance with the provisions of Schedule 4 such rent to be paid clear of all deductions counterclaims or set-offs whatsoever by equal quarterly payments in advance on the Quarterly Gale Days in every year the first of such payments for the period from [8th November] to [31 December] to be made on the execution hereof;

2.2	Secondly by way of further rent on demand:-

2.2.1	a yearly sum equal to the sum or sums of money (including the costs of any professional valuation required for insurance purposes) expended or to be expended by the Landlord in complying with its obligations as to insurance hereinafter contained or in effecting and maintaining such other insurance as the Landlord shall from time to time require; and

2.2.2	the amount (if any) expended or to be expended by the Landlord in respect of increased premiums occasioned by the nature of the occupation or business of the Tenant or use of the demised premises.

3.	TENANT’S COVENANTS

The Tenant hereby covenants with the Landlord:-

3.1	Rent

To pay the rents hereinbefore reserved and made payable (including any revised rent) without any deduction counterclaim or set-off whatsoever at the times and in the manner aforesaid and if so requested by banker’s order or credit transfer and for value on the date of receipt of payment.

3.2	Insurance

3.2.1	Not to effect any further or other insurance in respect of the demised premises in duplication to the cover effected by the Landlord but if in breach of this covenant the Tenant does so to hold the same on trust for the Landlord and pay to the Landlord all moneys received under such policy immediately upon receipt.

3.2.2	To comply with all proper recommendations and requirements made in or under any policy of insurance relating to the demised premises or otherwise by any insurer.

3.2.3	To comply with all proper recommendations and requirements made by any appropriate authority with regard to fire health safety or otherwise.

3.2.4	As often as the demised premises or any part thereof shall be or damaged forthwith to notify the Landlord in writing stating whether and to what extent such destruction or damage was brought about directly or indirectly by any of the Insured Risks.

3.2.5	Not to carry on or do on the demised premises any trade or act in consequence of which the Landlord would or might be prevented from insuring the demised premises or any other adjoining property for the time being, owned by the Landlord at the ordinary rate of premium or whereby any insurance effected in respect of the demised premises or any such other property would or might be vitiated or prejudiced and not to do anything whereby any additional premium may become payable for such insurance PROVIDED ALWAYS that if the particular user is permitted under Clause 3.18 the Tenant shall be permitted to carry out the said use under this Clause provided that the necessary insurances are obtained by the Tenant and the Tenant is liable for any increased premium/cost in relation to these insurances incurred as a result of this particular user.

3.2.6	That in the event of the demised premises or any other part thereof or any adjoining or neighbouring property for the time being owned by the Landlord or any part thereof being destroyed or damaged by any Insured Risk and the insurance money under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant then and in every such case the Tenant will forthwith pay to the Landlord the whole or (as the case may require) the irrecoverable proportion of the costs and expenses incurred by the Landlord (including legal costs and surveyors’ fees and other professional costs and fees and disbursements) of completely rebuilding and reinstating the same.

3.2.7	To insure and keep insured in the joint names of the Landlord and the Tenant all the plate glass (if am) forming part of the demised premises against breakage for a sum not less than the full reinstatement value thereof for the time being in such insurance company of repute and through such agency as shall from time to time be nominated by the Landlord and will whenever required by the Landlord produce the said policy of insurance or a copy thereof (and if requested leave a copy thereof with the Landlord) and the receipt for the current year’s premium and will forthwith lay out all moneys received under such insurance and such other money as may be necessary in reinstating the glass with glass of the same quality and thickness and in case of default shall be made in effecting or keeping on foot any such insurance it shall be lawful for the Landlord to insure in manner aforesaid at the Tenant’s cost.

3.3	Outgoings

To pay all existing and future rates and water rates and without affecting the generality of the foregoing all charges for water, gas and electricity, taxes duties charges assessments impositions and outgoings whatsoever and whether or not of an annual or recurring nature (other than any such arising in respect of any dealing with (the reversion expectant on the Term or the right to receive the rent payable hereunder except Value Added Tax which the Tenant covenants to pay) charged assessed or imposed upon or payable in respect of the demised premises or any part thereof or on the owner or occupier thereof whether the same shall be in the nature of those now in being or not and/or to refund to the Landlord on demand (in case any of the same are payable charged assessed or imposed in respect of property which includes the demised premises) a proper proportion thereof attributable to the demised premises to be determined by the Landlord’s Surveyor.

3.4	Maintenance and Repair

3.4.1	From time to time and at all times during, the Term well and substantially to repair and maintain and keep in good and substantial repair and condition the demised premises (including landlord’s fixtures and tenant’s and trade fixtures and fittings) and the appurtenances thereof (damage by any of the Insured Risks (in excess of any policy excesses) excepted unless the policy or policies of insurance effected by the Landlord shall be vitiated or payment of the policy moneys refused by reason of the act or default of the Tenant) and to renew or replace the demised premises or any part or parts thereof if the same shall so require or become beyond repair PROVIDED ALWAYS that the Tenant shall not be obliged under the terms of this Clause or otherwise to put the property into any better state of repair or condition than the property is at present as evidenced by the Schedule of Condition attached hereto or if the same shall require renewal or replacement by reason of any defect therein whether latent inherent or otherwise and to inform the Landlord in writing at once if the Tenant becomes aware of any defect in the demised premises.

3.4.2	Not to remove or dispose of any machinery or plant whether or not in the course of renewing or replacing the sane (except to the extent that the same are comprised in a permitted alienation of the Demised Premises as mentioned below) without the Landlord’s prior consent such consent not to be unreasonably withheld.

3.4.3	From time to time and at all times during the Term to maintain and repair in good working order and if and when necessary (but subject to Clause 3.4.2) to renew or replace the sprinkler smoke extractor heating ventilating electrical water and sanitary installations and all other plant machinery and equipment within the demised premises and forming part thereof (damage as aforesaid excepted) and to procure that the same are properly and regularly serviced by qualified persons approved by the manufacturers of such plant machinery and equipment.

3.4.4	Not to overload the electrical wiring installations and apparatus in or serving the demised premises and at all times during the Term to ensure that the same comply with the standards terns and conditions laid down by the Institution of Electrical Engineers and the regulations of the electricity supply authority.

3.4.5	To carry out all work required to be carried out under these presents in a good and workmanlike manner and in accordance with the best modern practice from time to time and all relevant Codes of Practice and to the reasonable satisfaction of the Landlord’s Surveyor.

3.5	Decoration

Having first carried out thoroughly all usual or necessary preparatory work to ensure a high quality finish to paint with two coats at least of best quality paint all such parts of the demised promises as have previously been or which ought to be painted as to the exterior once in every fifth year and in the last six months of the Term (howsoever determined) and as to the interior once in every fifth year and in the last six months of the Term (howsoever determined) and on the occasion of every internal painting to grain varnish colour and paper with best materials all such parts of the interior of the demised premises as have previously been or ought to be so treated Provided always that in the last six months of the Term such work of painting and decoration shall be in tints colours and designs previously approved in writing by the Landlord such approval not to be unreasonably withheld.

3.6	Cleaning

At all times during the Term to keep the demised premises in a clean and tidy condition and at least once in every month to clean the windows and the window frames of the demised premises and as often as occasion may require to wash down all tiles and other washable surfaces within the demised premises.

3.7	Party Structures

To pay on demand a proper contribution towards the costs and expenses (whether incurred by the Landlord or any other person) (including legal costs surveyors’ fees and other professional costs fees and disbursements) in making constructing repairing rebuilding renewing lighting cleaning and maintaining any party walls and all Pipes and other structures conveniences and appurtenances (whether or not similar to those specifically hereinbefore mentioned) and all things the use of which is common to or capable of being used or enjoyed in common with the demised premises and other premises such contribution to be assessed by the Landlord’s Surveyor or by whom he may appoint whose decision shall be final and binding on all parties hereto (save on any question of law).

3.8	Entry

To permit the Landlord and all others authorised by it with all necessary appliances at all reasonable times on giving three working days or sooner in case of emergency prior notice (and at all times without notice in case of emergency) to enter upon the demised premises:-

3.8.1	to view the state of condition thereof and to take a Schedule of the Landlord’s fixtures and of any defects and to investigate whether anything has been done therein which may constitute a breach of any of the covenants contained in these presents;

3.8.2	for any of the purposes mentioned in Schedule 3;

3.8.3	to inspect repair maintain or renew the Building and/or any adjoining or neighbouring property and to clean repair maintain renew or remove any Pipes or other structures belonging to the Building;

3.8.4	to value or measure the demised premises or consider an application by the Tenant pursuant to Clause 3.10 or inspect the progress of any works being carried out.

3.9	Yielding Up

At the expiration or sooner determination of the Term quietly to yield up unto the Landlord the demised premises together with all additions and improvements thereto and all fixtures which during the Term may be affixed or fastened to or upon the demised premises (Tenant’s fixtures and fittings only excepted) in such state and condition as shall in all respects be consistent with the full performance by the Tenant of the covenants contained in these presents and by such time in case any of the Landlord’s fixtures and fittings shall be missing worn out broken damaged or destroyed having replaced them with others of a similar character and of at least equal value and having removed the Tenant’s fixtures and fittings including every moulding sign writing or painting of the name or business of the Tenant or other occupiers from the demised premises and having made good all damage caused by such removal to the Landlord’s satisfaction.

3.10	Alterations and Additions

3.10.1	Not at any time during the Term to make any alterations or additions to the electrical installation of the demised premises save in accordance with the standards terms and conditions laid down by the Institution of Electrical Engineers and the regulations of the electricity supply authority and not to make any such alteration or addition without the prior written consent of the Landlord such consent not to be unreasonably withheld.

3.10.2	Not at any time during the Term to make any alteration or addition whatsoever structural or otherwise (save as hereinafter provided) in or to the demised premises or any part thereof or change the existing design elevation or the external decorative scheme thereof or cut maim or remove any of the walls horizontal or vertical partitions beams columns or other structural parts thereof.

3.10.3	Not to make any alterations or additions to any air conditioning sprinkler or alarm systems in the demised premises or the Pipes within or serving the demised premises.

3.10.4	Subject to prior compliance with the following conditions the Tenant may carry out non-structural internal alterations to the demised premises:-

(a)	the Tenant shall not interfere with any Pipes which may at any time be or run under in or through the demised premises or cause access to the same to be or become more difficult than it now is;

(b)	the Tenant shall supply to the Landlord at the cost of the Tenant five copies of all plans and specifications and any further information which the Landlord may reasonably require;

(c)	the external appearance of the demised premises not being affected and the walls dividing the demised premises from the adjoining premises not being altered or affected in any way; and

(d)	the prior consent of the Landlord shall have been obtained such consent not to be unreasonably withheld.

3.10.5	That if the Tenant shall have made or shall make any addition or alteration to the demised premises or the electrical installation thereof either before or after the commencement of the Term then at the expiration or sooner determination thereof the Tenant will (if so required by the Landlord but not otherwise) at the Tenant’s own cost and expense reinstate and make good to the satisfaction of the Landlord the demised premises or the electrical installation thereof and restore the same to the plan and design as if such addition or alteration (or such of them as may be specified by the Landlord) had not been made and will pay the costs and expenses incurred by the Landlord (including legal costs and surveyors’ fees and other professional costs and fees and disbursements) of and incidental to the superintendence of such reinstatement and making good.

3.11	Disrepair and Breach of Covenant

3.11.1	Well and substantially to repair remedy reinstate and make good all defects dilapidations unauthorised works and other breaches of covenant of which notice in writing shall be given to or left on the demised premises for the Tenant by the Landlord within two calendar months (or sooner if requisite) after the giving or leaving of such notice.

3.11.2	If the Tenant shall fail to comply with Clause 3.11.1 to allow the Landlord with all necessary workmen tools materials equipment and appliances (without prejudice to any other right or remedy of the Landlord) to enter the demised premises to repair reinstate and make good the same and to pay to the Landlord on demand the costs and expenses incurred (including all legal costs and surveyors’ fees and other professional costs and fees and disbursements).

3.12	Signs and Name of Building

3.12.1	Not to erect or install any hanging sign projecting sign or other sign aerial or other thing whatsoever on the demised premises Provided that this covenant shall not prevent the inscription in such positions and in a form style and manner as shall have been previously approved by the Landlord of the name or names of the person or persons carrying on business therein.

3.12.2	Not to change the name of the demised premises.

3.13	Statutory and Planning Requirements

3.13.1	At all times during the Term to comply in all respects with the provisions and requirements of any and every Enactment so far as it may relate to or affect the demised premises or any works additions or improvements therein or thereto or the user thereof or the employment therein of any person and to execute all works and provide and maintain all arrangements and make all payments which by or pursuant to any Enactment are or may be directed or required to be executed provided maintained or made at any time during the Term and to indemnify the Landlord at all tines against all actions proceedings claims costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements or payments so directed or required as aforesaid or otherwise arising from any contravention of any Enactment PROVIDED ALWAYS that the Tenant shall not be obliged to comply with any such requirements, enactments, notices, orders or conditions served on the Landlord, the Tenant or any third party in respect of the Demised Premises where such notice, order, requirement or enactment relates to works carried out to the premises or the use of the premises prior to the Commencement Date herein, and where any such notices are served the Landlord shall indemnify the Tenant in respect of any reasonable liabilities, costs, charges or expenses incurred by the Tenant in respect thereof.

3.13.2	Not at any tune during the Term to do or fail to do on or about the demised premises any act or thing by reason of inch the Landlord may under any Enactment incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses PROVIDED ALWAYS that where such failure to carry out any act or thing in respect of the premises arises in relation to the state or condition of the premises prior to the Commencement Date hereof, then the Tenant shall not be liable for any such penalty, damages, compensation, costs, charges or expenses incurred by the Landlord in relation to the premises prior to the Commencement Date herein.

3.13.3	Not to make any application for planning permission relating to the demised premises or any part thereof or the user thereof without the prior consent of the Landlord which shall not be unreasonably withheld in the case of any matter where consent has otherwise been granted by the Landlord pursuant to the terms of this Lease.

3.13.4	Unless the Landlord shall otherwise direct in writing to carry out before the expiration or sooner determination of the Term any works stipulated to be carried out to the demised premises as a condition of any planning permission by a date subsequent to such expiration or sooner determination.

3.13.5	Not to make any objection to any planning application by the Landlord in respect of any adjoining or neighbouring property or any development in the locality by the Landlord or to which the Landlord may consent.

3.13.6	Not to commit any breach of planning control and to comply with all requirements under the Planning Acts which affect the demised premises.

3.14	Notices

Within five days of the receipt of notice of the same (whether by advertisement or not) to give full particulars to the Landlord of any permission notice or order or any proposal for a notice or order made given or issued to the Tenant or the owner or occupier of the demised premises pursuant to any Enactment and if so required by the Landlord to produce such permission notice or order or proposal for a notice or order to the Landlord and also without delay to take all steps to comply with any such notice or order and also at the request of the Landlord but at the cost of the Tenant to make or join with the Landlord in making such objections or representations against or in respect of any such notice order or proposal as the Landlord shall think fit PROVIDED ALWAYS that the Tenant shall not be liable under the terms of this Clause to put the property into any better state of repair or condition than the property is at the date of this Lease and if compliance with such notice requires such works to be carried out to put the property into a better state of repair than it is at the date hereof then the Landlord shall be responsible for the carrying out of such works.

3.15	Overloading

3.15.1	Not to overload the floors of the demised premises or suspend any excessive weight from the roofs ceilings walls stanchions or structure of the demised premises.

3.15.2	Not to do anything which may subject the demised premises to any strain beyond that which it is designed to bear with due margin for safety and to pay to the Landlord on demand all costs reasonably incurred by the Landlord in obtaining the opinion of a qualified structural engineer as to whether the structure of the demised premises is being or is about to be overloaded.

3.15.3	To observe the weight limits prescribed for all lifts in the demised premises.

3.15.4	Not to do anything which adversely affects the heating cooling or ventilation of the demised premises or which imposes an additional load on the heating cooling or ventilation plant and equipment or any such system beyond that which it is designed to bear.

3.16	Encroachment

Not to permit or suffer any encroachment upon or against the demised premises or the acquisition of any new right of light way drainage or other easement on over under or against the demised premises for the benefit of other property not being the property of the

Landlord and if any such encroachment or easement shall be made or acquired or threatened to be made or acquired forthwith to give notice in writing thereof to the Landlord and at the cost of the Tenant to do all such things as may be necessary to prevent the making of such encroachment or the acquisition of such easement or right provided always that if the Tenant shall omit or neglect to do all such things it shall be lawful for the Landlord or any persons authorised by it to enter the demised premises and to do the same and any expenses so incurred by the Landlord shall be repaid to the Landlord by the Tenant on demand.

3.17	Nuisance and General Prohibitions

3.17.1	Not to do anything in the demised premises which may in the opinion of the Landlord be waste spoil or destruction or be prejudicial or detrimental to the: Landlord or be or become a nuisance annoyance disturbance or cause damage or inconvenience to the Landlord or the Landlord’s tenants or the owners tenants or occupiers of adjoining or nearby premises or which in the reasonable opinion of the Landlord may prejudicially affect or depreciate the demised premises or any adjoining or neighbouring property or which may damage any Pipes which now are or may hereafter be placed on or near the demised premises.

3.17.2	Not to use the demised premises or any part thereof for any sale by auction public or political meeting, public exhibition or public entertainment show or spectacle of any kind or for gambling betting gaming or wagering or as an amusement shop or arcade or as a club and not to allow gambling machines or video games machines onto the demised premises and not to use for residential purposes or for any illegal or immoral purpose or for any dangerous noxious noisy or offensive nature trade or business and not to put outside the demised premises any clothing or other articles.

3.17.3	Not to misuse or damage in any way the lifts or escalators (if any) installed in the demised premises.

3.17.4	Not to use any radio or other sound producing apparatus so as to be audible from outside the demised premises.

3.17.5	Not to erect or set up on the demised premises or any part thereof any machinery of any kind or any external posts wires aerials or other works Provided that the Tenant may install or use usual machinery and computers in connection with the normal use of the demised premises for the purposes hereby envisaged so long as such installation and use does not affect the structure or the external appearance of the demised premises.

3.17.6	Not to install in or upon the demised premises any paraffin burning apparatus whether for heating purposes or otherwise nor cause the emission of any smoke effluvia vapour grit smell or odour from any apparatus on the demised premises.

3.17.7	On a written notice being served by the Landlord requiring the abatement of any emission of smoke effluvia vapour grit smell or odour to abate such emission accordingly as soon as possible thereafter.

3.17.8	To pay on demand all costs charges and expenses incurred by the Landlord in abating a nuisance caused by the act or default of the Tenant and in executing all such works as may be necessary for abating such a nuisance whether or not in obedience to a notice served by the local authority.

3.17.9	Not without the prior consent of the Landlord to prepare or cook any food in the demised premises and to take all necessary steps to ensure that all smells and fumes caused by permitted cooking refuse or food shall be removed from the demised premises in a manner and by mechanical means approved by the Landlord and in any event so as to ensure that in the reasonable opinion of the Landlord no nuisance or annoyance shall be caused to the Landlord or any of the tenants or occupiers of the demised premises or any adjoining or neighbouring property.

3.18	User

Not to use the demised premises or any part thereof otherwise than as high class professional or commercial offices.

3.19	Rights of Light

Not to stop up darken or obstruct any windows or lights belonging to the demised premises or any other buildings belonging to the Landlord nor to give to any third party any acknowledgement that the Tenant enjoys the access of light to any of the windows or openings in the demised premises by the consent of such third party nor to pay to such third party any sum of money nor to enter into any agreement with such third party for the purpose of inducing or binding such third party to abstain from obstructing the access of light to any of such windows or openings And that in case the owners of adjacent land or buildings do or threaten to do anything which obstructs the access of light to any of the windows or openings in the demised premises the Tenant will give immediate notice thereof to the Landlord and will adopt such means as may be required or deemed proper for preventing the same And in the event of a breach by the Tenant of this covenant it shall be lawful for the Landlord or its agents and others to enter upon the demised premises and take such action and bring such proceedings as the Landlord may think fit in the name of the Tenant and at the expense of the Tenant for the purpose of remedying the same.

3.20	Refuse

Not to leave or allow rubbish to accumulate on the demised premises.

3.21	Dangerous Substances

Not to bring into the demised premises or to place keep handle or store in or about the demised premises any petrol or substance or material of a radioactive explosive dangerous offensive combustible or inflammable nature.

3.22	Pipes

Not to stop up or obstruct in any way whatsoever or permit oil grease or other noxious or deleterious matter or substance to enter the Pipes serving the demised premises and to employ such plant for treating any noxious or deleterious effluent before permitting the same to enter such Pipes as may be required by the Landlord from time to time in accordance with the best modern practice and in the event of any such obstruction or injury being caused to the Pipes forthwith to make good all such damage to the satisfaction of the Landlord.

3.23	Indemnity

3.23.1	To indemnify the Landlord in respect: of all actions proceedings liability costs claims and demands which might be instituted incurred or made by any person (including officers and employees of the Landlord) or any competent authority by reason of:-

(a)	any injury to or the death of any person or damage to any property moveable or immovable caused by or in any way arising out of the user of the demised premises or the state of repair and condition of the demised premises or anything therein or caused by or in any way arising out of the execution of any works at or alterations or additions to the demised premises or through any failure by the Tenant to observe and perform the covenants on the Tenant’s part contained in these presents;

(b)	any interference or alleged interference with or obstruction of any right or alleged right of light air drainage or other right or alleged right now or hereafter existing for the benefit of any adjoining or neighbouring property arising from any act or neglect of the Tenant;

(c)	any stoppage of or damage to the Pipes or other conveniences and services used in common with the owner tenant or occupier of any adjoining neighbouring or nearby property arising from any act or neglect of the Tenant.

PROVIDED ALWAYS that the Tenant shall not be liable to indemnify the Landlord in accordance with the terms of this Clause if such liability arises as a result of the state of repair or condition of the premises prior to the Commencement Date herein.

3.23.2	Without prejudice to any covenant or liability of the Tenant under this Lease to indemnify the Landlord against all liability to tax including corporation tax capital gains tax development charges and any other present or future tax duty charge assessment or imposition (whether in the nature of those now in being or not) and all costs and expenses in relation thereto which may be payable by the Landlord or in respect of the reversion to this Lease by virtue of any works development or change of use carried out by the Tenant (or any undertenant) in or to the demised premises or any part thereof and also against any further liability to such taxation flowing from the indemnities contained in this Clause or any payment pursuant to them.

3.23.3	To pay and make good to the Landlord all and every loss and damage whatsoever incurred or sustained by the Landlord as a consequence of every breach or non-observance of the Tenant’s covenants herein contained and to indemnify the Landlord from and against all actions proceedings costs claims and demands thereby arising.

3.24	Support

Not to do anything on the demised premises which would remove support from any adjoining premises or endanger such premises in any way.

3.25	Sale and Letting Boards

To permit the Landlord and its agents to enter upon the demised premises and affix and retain without interference upon any part thereof at any time during the last six months of the Term a notice for letting the demised promises and at any time during the Term for selling or disposing of the Landlord’s interest therein and during such periods to permit all persons with authority from the Landlord at all reasonable times during the daytime upon notice to enter and view the demised premises or any part thereof.

3.26	Dilapidations and Section 14 of the Conveyancing Act 1881

To pay all costs charges and expenses (including legal costs surveyors’ fees and other professional fees and disbursements and commission payable to a bailiff) incurred by the Landlord:-

3.26.1	in or in contemplation of the preparation and service of any notice pursuant to or any proceedings under Section 14 of the Conveyancing Act 1881 or otherwise (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section 14 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding that forfeiture may be avoided otherwise than by relief granted by the Court);

3.26.2	in relation to the preparation and service of any notice demand and/or Schedule of Dilapidations whether during or after the expiration or prior determination of the Term;

3.26.3	in the supervision or superintendence of any works to be carried out in pursuance of any notice demand and/or Schedule of Dilapidations whether or not such works shall be carried out during or after the expiration or prior determination of the Term;

3.26.4	in connection with or procuring the remedying of any breach of covenant on the part of the Tenant contained in these presents.

3.27	Alienation

3.27.1	Not to assign part only of the demised premises and not to mortgage charge or franchise the whole or any part of the demised premises.

3.27.2	Not to underlet part with or share the possession or occupation of the whole or any part of the demised premises (save as hereinafter provided).

3.27.3	Not to hold the whole or any part of the demised premises on trust for another.

3.27.4	In this sub-clause the expression “Permitted Assignee” shall mean a respectable and responsible person of good financial standing who has entered into a direct covenant with the Landlord to pay the rents reserved and other moneys made payable by these presents and to be bound by and perform and observe the covenants and conditions contained in these presents for the balance of the Term then unexpired and who (if the Landlord at its discretion so requires) has obtained a guarantor or guarantors satisfactory to the Landlord to enter into covenants with the Landlord (being where there is more than one guarantor joint and several covenants) substantially in the form of Schedule 5 to guarantee the obligations of the Permitted Assignee to the Landlord.

3.27.5	Not to assign the demised premises as a whole to any person who is not a Permitted Assignee.

3.27.6	Not without the prior consent of the Landlord such consent not to be unreasonably withheld to assign the demised premises as a whole to a Permitted Assignee.

3.27.7	In this sub-clause the expression “Permitted Undertenant” shall mean a respectable and responsible person of good financial standing and who (if the Landlord at its discretion so requires) has obtained a guarantor or guarantors satisfactory to the Landlord to enter into covenants with the Landlord (being where there is more than one guarantor joint and several covenants) substantially in the form of Schedule 5 to guarantee the obligations of the Permitted Undertenant to the Landlord.

3.27.8	Not to create any underlease of the whole or any pant of the demised premises upon payment or receipt of a fine or premium nor at a rent of less than the best full yearly market rent obtainable without taking a fine or premium to be approved by the Landlord prior to the underlease and in any event at a rent not less than the rent for the time being reserved under these presents.

3.27.9	Not to create any underlease save by instrument in writing containing the following covenants agreements and stipulations (an instrument containing the same being hereinafter called a “Permitted Underlease”) namely:-

(a)	unqualified covenants on the part of the undertenant that the undertenant will not assign part only of the premises underlet franchise and will not mortgage or charge underlet or part with or share the possession or occultation of or hold on trust for another the whole or any part thereof (in each case by way of absolute prohibition); and

(b)	a covenant on the part of the undertenant that the undertenant will not assign the whole of the premises underlet without the prior written consent of the Landlord under these presents (such consent not to be unreasonably withheld); and

(c)	similar covenants agreements and stipulations (mutatis mutandis) to those contained in these presents including in particular but without limitation provisions for payment of all payments due to be made by the Tenant hereunder and to give to the Tenant full reimbursement for the cost of all services provided by the Tenant to the undertenant and provisions for rent reviews at least as often as those herein contained to the best full yearly market rent obtainable without taking a fine or premium calculated as at the dates on which the rent hereby reserved is to be reviewed; and

(d)	a condition of re-entry on breach of any covenant by the undertenant.

3.27.10	Not to underlet the demised premises as a whole to any person who is not a Permitted Undertenant.

3.27.11	Not without the prior consent of the Landlord such consent not to be unreasonably withheld to underlet the demised premises as a whole to a Permitted Undertenant.

3.27.12	Not to accept any surrender of any Permitted Underlease and not to vary the terms of any Permitted Underlease but in the event of any breach non-performance or non-observance of any of the covenants conditions agreements or provisions contained in these presents by any undertenant to inform the Landlord in writing and at the Landlord’s request but at the Tenant’s cost take all steps to enforce such breach non-performance or non-observance.

3.27.13	To procure that in any Permitted Underlease the rent is reviewed in accordance with the provisions of the Permitted Underlease but not to agree any such reviewed rent without the prior consent of the Landlord (such consent not to be unreasonably withheld) and if the rent is to be determined by an independent person not to determine whether such person is to act as an expert or as an arbitrator without the prior consent of the Landlord and to procure that the Landlord’s representations as to the rent payable thereunder are made to such independent person.

3.27.14	To procure that the rents reserved by any Permitted Underlease shall not be commuted or payable more than one quarter in advance and not to permit the reduction of any rents reserved by any Permitted Underlease.

3.28	Registration of Dealings

3.28.1	At the cost of the Tenant within fourteen days next after the execution of every assurance assignment underletting mortgage or charge affecting the demised premises or devolution of the estate of the Tenant whether by act of parties or by operation of law or of any estate created directly or indirectly out of the Tenant’s estate or of the termination by any means of any such estate to give separate notices thereof in writing with particulars thereof to the Landlord and deliver to the Landlord certified copies of the instrument effecting the same including the Probate of the Will or Letters of Administration or other document or evidence of such devolution or termination and produce the same to the Landlord paying at the same time to the Landlord a reasonable registration fee of not less than twenty-five pounds for each such instrument or transaction.

3.28.2	It is hereby agreed that such registration shall be evidence of notification by the Landlord of such matter but shall not require the Landlord to consider the terms of such matter and shall not be evidence that it has done so.

3.28.3	Whenever requested by the Landlord to give the Landlord full details of all underleases (direct or indirect) (however remote) in respect of the demised premises and of the persons in actual occupation or possession of the demised premises and of the right in which they are in such occupation or possession and of the terms thereof and of the rents payable from time to time and of the stage reached in any rent review negotiations or determination thereunder.

3.29	Landlord’s Costs

To pay the legal costs surveyors’ or architects’ fees and any other costs and expenses incurred by the Landlord (including stamp duty on licences and counterparts) resulting From all applications for any consent under those presents including those incurred in cases where consent is refused or the application is withdrawn.

3.30	Value Added Tax

Where by virtue of any of the provisions of these presents the Tenant is required to pay repay or reimburse to the Landlord or any person or persons any rents costs charges fees expenses or any other sums or amounts whatsoever in respect of the supply of any goods and/or services by the Landlord or any other person or persons the Tenant shall also be required in addition to pay or (as the case may be) keep the Landlord indemnified against:-

(a)	the amount of any Value Added Tax which may be chargeable on such rents costs charges fees expenses or other sums or amounts whatsoever;

(b)	the amount of Value Added Tax chargeable on any other person (or chargeable on the Landlord in the case of supplies which the Landlord is deemed to make to itself) in respect of supplies the cost of which is included in the calculation of the sums which the Tenant is required to pay repay or reimburse to the Landlord save to the extent that such Value Added Tax is recoverable by the Landlord by virtue of the supply by the Landlord of any goods and/or services in respect of this Lease being subject to Value Added Tax.

3.31	Fire Control

To keep any fire alarm and fire prevention and control apparatus installed in the demised premises open to the inspection and maintenance to the satisfaction of the Landlord and not to obstruct the access to or means of working such apparatus.

3.32	Interest on Late Payments

If and so often as any rent or other moneys due from the Tenant under these presents shall be unpaid after the due date or shall be declined by the Landlord so as not to waive a breach of covenant the Tenant shall pay (in the case of rent by way of additional rent) interest thereon (as well after as before any judgement) from the due date until payment or (as the case may be) acceptance following the remedying of the breach compounded with quarterly rests on the usual quarter days at the rate of 4% per annum above the Base Rate.

3.33	Rates

3.33.1	Not whether by proposal agreement or default to allow to be altered or settled the rating assessment of the demised premises or any part thereof or allow the same to be divided without the prior consent of the Landlord (such consent not to be unreasonably withheld) Provided that it shall be deemed to be reasonable for the Landlord to withhold consent if the Landlord shall receive professional advice that any proposal which the Tenant may intend to make or any settlement which the Tenant stay propose to accept could reasonably be expected not to result in a reduction in the assessment.

3.33.2	Fully to co-operate with the Landlord in any negotiations with the Valuation Office and/or the rating authority or proceedings regarding the rating assessment of the demised premises or any part thereof.

3.34	Pollution

3.34.1	To use the best practicable means to avoid or minimise pollution of the environment as a result of anything done or omitted to be done in the demised premises during the Term.

3.34.2	To indemnify the Landlord against all costs and liabilities incurred in connection with the effects of pollution of the environment as a result of anything done or omitted to be done in the demised premises during the Term.

3.34.3	In this Clause 3.34:-

(a)	“environment” consists of all or any of the following media namely the air water and land;

(b)	“pollution” means the release into the environment of substances which are capable of causing harm to man or the environment or to any building or other structure;

(c)	in interpreting “best practicable means”:-

(i)	“practicable” means reasonably practicable having regard among other things to local conditions and circumstances to the current state of technical knowledge and to the financial implications; and

(ii)	the means to be employed include the design installation maintenance of plant and machinery and the design construction and maintenance of buildings; and

3.35	Landlord’s Legal Costs

To pay to the Landlord on the date hereof the Landlord’s legal costs and disbursements and Value Added Tax and stamp duty of and incidental to the preparation negotiation and completion of this Lease and a Counterpart thereof or under any of provisions of or in connection with this Lease.

3.36	Replacement Guarantor

If any of the events referred to in Clause 5.1.4, 5.1.5, 5.1.6 or 5.1.7 shall occur to any guarantor for the time being under this Lease the Tenant shall forthwith notify the Landlord of the same and shall within one month of the occurrence of such event procure that a guarantor or guarantors satisfactory to the Landlord enter into covenants with the Landlord (being where there is more than one guarantor joint and several covenants) substantially in the form of Schedule 5.

3.37	Manufacturers and Suppliers operating to instructions as regards Plant, Machinery etc.

At all times to comply with all manufacturers and suppliers operating instructions and recommendations in relation to all plant and machinery and equipment within the demised premises.

4.	LANDLORD’S COVENANTS

The Landlord hereby covenants with the Tenant:-

4.1	Quiet Enjoyment

That the Tenant paying the rents and other moneys and performing and observing the covenants agreements conditions and stipulations as herein provided may peaceably and quietly hold and enjoy the demised premises for the Term without any interruption from or by the Landlord or any person lawfully claiming under or in trust for it.

4.2	Insurance

4.2.1	To insure the demised premises (except tenants’ fixtures and fittings) at all times during the Tern against loss or damage by the Insured Risks (unless such insurance shall be prevented by the act or default of the Tenant) with some insurance office or underwriters of repute upon the usual terms and conditions of such insurance office or underwriters (subject to such exclusions excesses and limitations as may be imposed by such insurance office or underwriters and to such risks being insurable on terms commercially acceptable to the Landlord on the Dublin Insurance Market) (all commissions and discounts payable in respect of such insurance belonging to the Landlord for its own use and benefit) in the full reinstatement cost thereof (together with an allowance for inflation and architects’ surveyors’ and other professional fees and demolition and clearance expenses in such amounts and including Value Added Tax as the Landlord shall from tune to time determine) and also three years’ rent payable under these presents (including any increased rent).

4.2.2	In case of damage to or destruction of the demised premises by any of the Insured Risks to use all reasonable endeavours to employ the insurance moneys (other than for loss of rent third party risks property owners’ liability professional fees and Value Added

Tax) received by it (subject to all consents having been obtained) in reinstating and making good the demised premises with such variations as may be necessary or desirable having regard to statutory provisions by-laws and regulations then in force and any planning approval necessary and also to building standards then prevailing and in the event of a shortfall to make up such shortfall from the Landlords own funds Provided that if the rebuilding and reinstatement of the demised premises or any part thereof shall be frustrated or become impossible all moneys payable pursuant to any policy of insurance effected hereunder shall belong to the Landlord absolutely for its own use and benefit.

5.	PROVISOS

Provided always and it is hereby agreed and declared that:-

5.1	Re-entry

Notwithstanding and without prejudice to any other remedy and power herein contained or otherwise available to the Landlord if:-

5.1.1	the rents or other moneys hereby reserved and made payable or any part thereof respectively shall be unpaid for fourteen days after becoming payable (whether formally or legally demanded or not); or

5.1.2	any covenant agreement or obligation on the Tenant’s [or the Guarantor’s] part contained in these presents shall not be performed or observed; or

5.l.3	the Tenant shall permit any execution or distress to be levied on any goods for the time being in the demised premises; or

5.1.4	the Tenant [or the Guarantor] (being a company) [or if more than one of them is a company then any one of them] shall enter into liquidation whether compulsory or voluntary (not being merely a voluntary liquidation while solvent for the purposes of amalgamation or reconstruction) or a provisional liquidator shall be appointed or a receiver or manager or the Tenant [or the Guarantor] or any property undertaking or assets of the Tenant [or the Guarantor] shall be appointed or a proposal shall be made for a voluntary arrangement or a proposal shall be made for a scheme of arrangement or anything analogous to any of the foregoing under any applicable law as regards the Tenant [or the Guarantor]; or

5.1.5	the Tenant [or the Guarantor] (being a company) [or if more than one of them is a company then any one of them] shall admit its inability to pay its debts as they fall due or shall cease or threaten to cease to carry on all or a substantial part of its business or shall dispose of all or a substantial part of its assets or shall attempt to do any of the same or anything analogous to any of the foregoing under any applicable law; or

5.1.6	the Tenant [or the Guarantor] (being an individual) [or if more than one individual then any one of them] shall become bankrupt compound with his creditors or shall petition the Court for his own bankruptcy or a receiver or manager shall be appointed of the Tenant [or the Guarantor] or any property undertaking or assets of the Tenant [or the Guarantor] or the Tenant [or the Guarantor] shall enter into a deed of arrangement; or

5.1.7	the Tenant [or the Guarantor] (being a company) [or if more than one of them is a company then any one of them] shall be struck off the Register of Companies or be dissolved or (being a company incorporated outside Ireland) shall cease to exist under the laws of the country or the state of its incorporation then in every such case it shall be lawful for the Landlord at any time thereafter to re-enter upon the demised premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any breach non-observance or non-performance of the Tenant’s covenants agreements or obligations herein contained.

5.2	Rent Suspension

If during the Term the demised premises or any part thereof shall be destroyed or damaged by any of the Insured Risks so as to render the demised premises or any part thereof unfit for occupation or use then (if the Tenant shall have duly carried out the Tenant’s obligations under Clauses 3.1 and 3.2 and if no insurance of the demised premises or rent shall have been vitiated or payment of the policy moneys refused in whole or in part in consequence of some act or default of the Tenant) the rent first hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended to the extent (but not otherwise) that the insurers meet the Landlord’s claim under the policy of loss of rent at the rate which would front tine to time be payable hereunder if the demised premises were undamaged until the demised premises shall again be rendered fit for occupation and use or the earlier expiration of three years from the date of the damage or destruction and any dispute as to the extent proportion or period of such suspension shall be determined by a single arbitrator to be appointed by are Landlord and the Tenant and in case of difference by the Chairman for the time being of the Society of Chartered Surveyors in the Republic of Ireland and such arbitrator shall act in accordance with the provisions of the Arbitration Acts 1954 to 1980.

5.3	Base Rate

In the event of the Base Rate being abolished or ceasing to be published and no alternative rate being presented by law to replace the Base Rate for the purpose (inter alia) of construing existing leases then any reference to the Base Rate shall have effect as if there had been substituted from time to time for the Base Rate such rate of interest as shall reasonably be determined by the Landlord and in the event of a dispute in relation to the rate so determined by the Landlord the matter shall be referred to the Central Bank of Ireland (or such body then exercising the functions of the Central Bank of Ireland) for reasonable determination of the substituted rate.

5.4	Arrears

Any moneys due to the Landlord from the Tenant under any covenant condition or provision contained in these presents shall be due as a debt from the Tenant to the Landlord payable on demand and in the event of non-payment such moneys shall be recoverable by distress or otherwise in the same way as rent in rarer.

5.5	Settlement of Disputes

Any dispute arising as between the Tenant and the tenant or occupier of any other property of the Landlord as to any easement right or privilege in connection with the use of the demised premises and such other property or as to the walls separating the demised premises from such other property or as to the amount of any contribution towards the expenses of works to services used in common with such other property shall be decided by the Landlord’s Surveyor for the time being whose decision shall be binding on all parties (save on any question of law) and whose costs shall be paid by such of the parties to the dispute in such proportions as he shall decide.

5.6	Exclusion of Implied Rights

Nothing herein contained (save as may be expressly granted by this Lease) shall by implication of law or otherwise operate to confer on the Tenant any easement right or privilege whatsoever over or against any adjoining or other property of the Landlord either for an estate in fee simple or for a term of years.

5.7	Unrestricted use of Adjoining Property

The Tenant shall not be entitled to the benefit of any restrictions which the Landlord may have imposed or may hereafter impose on any owner or lessee of any property not comprised in the demised premises and nothing herein contained or implied shall impose or be deemed to impose any restrictions on the use of any such property or give the Tenant the right to enforce or to have enforced or to prevent the release or modification of any covenant agreement or condition entered into by any purchaser from or any lessee tenant or occupier of the Landlord in respect of such property.

5.8	Perpetuity Period

All rights granted and all reservations made in respect of Pipes not in existence at the date hereof shall be limited to those which shall come into existence during the Term within the period of the lives of all lineal descendants of His Britannic Majesty George V living on the date of the commencement of the Term and twenty one years after the death of same (which shall be deemed to be the perpetuity period for the purposes of this Lease).

5.9	No Planning Warranty

5.9.1	Nothing in this Lease shall be deemed to constitute any representation or warrant by the Landlord that the demised premises or any part thereof are or will remain authorised for use under the Planning Acts or otherwise or any specific purpose nor shall any consent which the Landlord may in its absolute discretion give to any change of use be taken as including any such representation or warranty.

5.9.2	Notwithstanding that any such use might not be a permitted use under the Planning Acts the Tenant shall remain fully bound and liable to the Landlord in respect of the obligations undertaken by the Tenant under these presents without being entitled to any compensation recompense or relief of any kind whatsoever.

5.10	Notices

Any Notice under this Lease shall be in writing. Any Notice to the Tenant in the Guarantee shall be sufficiently served if signed by the Landlord or its Agents for the time being and handed to the Tenant or the Guarantor or left at or affixed to the demised premises or any part thereof or sent by Registered or Recorded Post to the registered office of the Tenant in Great Britain or Northern Ireland or Republic of Ireland. Any Notice by the Tenant or the Guarantor to the Landlord shall be sufficiently served if handed to the Landlord or its Agents for the time being or sent by registered or Recorded Post to the Landlord at its registered office or its Agents (at its principal place of business) for the time being. A Notice sent by post shall be deemed to have been given forty-eight hours after the time of posting to the address to which it was sent.

5.11	No Waiver

No demand for or acceptance of rent by the Landlord or its agents with knowledge of a breach of any of the covenants on the part of the Tenant contained in these presents shall be or be deemed to be a waiver wholly or partially of any such breach but any such breach shall be deemed to be a continuing breach of covenant and the Tenant and any person taking any estate or interest under or through the Tenant shall not be entitled to set up any such demand for or acceptance of rent by the Landlord or its agent as a defence in any action for forfeiture or otherwise.

5.12	Section 40 of Landlord and Tenant Law Amendment Act, Ireland, 1860

In case the demised premises or any part thereof shall be destroyed or become ruinous and uninhabitable or incapable of beneficial occupation or enjoyment by or for or from any of Insured Risks or otherwise the Tenant for removal of any possible doubt hereby absolutely waives and abandons its rights (if any) to surrender this Lease under the provisions of Section 40 of the Landlord and Tenant Law Amendment Act, Ireland, 1860 or otherwise.

[6.	GUARANTOR

The Guarantor hereby covenants with the Landlord in the terms of Schedule 5.]

7.	INTERPRETATION

7.1	In this Lease where the context admits:-

7.1.1	words importing one gender shall be deemed to include all other genders;

7.1.2	where there arc two or more persons included in the expression “the Tenant” or “the Guarantor” covenants expressed to be made by the Tenant or the Guarantor shall be deemed to be made by such persons jointly and severally;

7.1.3	covenants and obligations made or assumed by any party shall be binding on and enforceable against his personal representatives.

7.2	Any negative covenant by the Tenant in this Lease shall be construed as if it were also a covenant not to permit or suffer the act or thing in question and any positive covenant by the Tenant in this Lease shall be construed as if it were also a covenant to procure that the act or thing in question be done.

7.3	Reference to the “act or default of the Tenant” or words to similar effect shall be construed as including any act or default of any undertenant or their respective officers agents employees invitees licensees or visitors.

7.4	Reference to any right of the Landlord to have access upon or to or other rights over the demised promises shall be construed as extending to any mortgagee of the Landlord and to all persons authorised by the Landlord or any such mortgagee and their respective agents servants contractors and workmen together with all necessary appliances.

7.5	A consent or approval to be given by the Landlord shall not be effective for the purposes of this Lease unless it is in writing and signed by or on behalf of the Landlord.

7.6	Reference in this Lease to a statute shall include any modification or re-enactment thereof and any instrument order regulation or by-law made thereunder for the time being in force.

7.7	Headings in this Lease shall not be deemed to form part of this Lease and accordingly shall not be taken into account in the construction or interpretation thereof.

8.	SECTION 45 LAND ACT 1965

IT IS HEREBY CERTIFIED that the demised premises are situate in the City of Dublin.

9.	FINANCE ACT CERTIFICATES

9.1	IT IS HEREBY CERTIFIED that the transaction hereby effected does not form part of a larger transaction or a series of transaction in respect of which the amount or value or the aggregate amount or value of the consideration (other than rent) exceeds IR£5,000;

9.2	IT IS HEREBY FURTHER CERTIFIED for the purposes of stamping this instrument that this is an instrument to which the provisions of Section 112 of the Finance Act 1990 do not apply for the reason that the property hereby assured is let comprises office premises:

10.	SECTION 29 COMPANIES ACT 1990

IT IS HEREBY CERTIFIED for the purposes of Section 29 of the Companies Act 1990 that the Landlord and Tenant are not bodies connected with one another in a manner which would require this transaction to be rectified by resolution of either.

11.	ASSENT

The Landlord hereby assents to the registration of this Lease as a burden on the property comprised in Folio 2304F of the Register of the County of Dublin and HEREBY CONSENTS to the use of the Land Certificate (s) (if issued) of the said

Folio(s) [2304F County Dublin] for the purpose of such registration.

12.	TENANT’S ADDRESS AND DESCRIPTION

The address of the Tenant in the State for the service of notices and its descriptions are:-

IN WITNESS whereof the parties hereto have executed this lease in the manner following and the day and year first herein WRITTEN.

SCHEDULE 1

The demised premises

ALL THAT AND THOSE the property comprised in Folio 2304F County Dublin as more particularly known as the Lands and Premises known as 32/34 Harcourt Street in the City of Dublin

SCHEDULE 2

Easements and Rights Granted

l.	The free passage and running of the Utilities (subject to temporary interruption for repair, alteration or replacement) to and from the Demised Premises through the Conduits which are now laid or (within the Term) shall be laid in, under, or through other parts of the Building, so far as any of the same are necessary for the reasonable use and enjoyment of the Demised Premises;

2.	The right of support and protection for the benefit of the Demised Premises as is now enjoyed from all other parts of the Building.

SCHEDULE 3

Exceptions and Reservations

There are excepted and reserved to the Landlord and its lessees and assigns and all persons to whom the Landlord shall hereafter grant any such right or rights:-

1.	The free and uninterrupted passage of and running of water soil gas oil electricity telephone heating and other services to and from other land owned by the Landlord from time to time in and through the Pipes now or at any time in the future in or under the demised premises.

2.	The right at all reasonable times upon reasonable notice (and at all times with or without notice in case of emergency) to enter upon the demised premises for the purpose of connecting laying inspecting repairing cleansing maintaining altering replacing relaying or renewing any Pipes and to erect construct lay in under over or across the demised premises any Pipes or works for the drainage of or for the supply of water gas electricity telephone heating and other services to land owned by the Landlord from time to time the person exercising such right doing as little damage to the demised premises as possible and making good any damage to the demised premises thereby occasioned but without payment of compensation for any annoyance nuisance noise vibration or inconvenience caused to the Tenant or any other person in connection with the use of the demised premises or otherwise.

3.	The right at all reasonable times to enter upon the demised premises to view the state and condition of the demised premises the person exercising such right doing as little damage to the demised premises as possible and making good any damage to the demised premises thereby occasioned but without payment of compensation for any annoyance nuisance noise vibration or inconvenience caused to the Tenant or any other person in connection with the use of the demised premises or otherwise.

4.	The right to the passage of light and air and any other easement to which the Landlord may be or become entitled in respect of any adjoining or neighbouring property of the Landlord.

5.	The right to erect scaffolding erect build rebuild and/or alter as it may think fit at any time from time to time any buildings or bays or projections to buildings on any property adjoining or neighbouring the demised premises including the right to build into any existing boundary wall of the demised premises or make use of any column of the demised premises and the right to use and/or develop any adjoining or neighbouring property of the Landlord in such manner as the Landlord may think fit in each case notwithstanding that the access of light or air to the demised premises may thereby be obstructed or affected and without payment of compensation for any annoyance nuisance noise vibration or inconvenience caused to the Tenant or any other person in connection with the use of the demised premises or otherwise.

6.	The right of support and protection for land owned by the Landlord from time to time from the demised premises.

7.	The right to enter upon the demised premises in the circumstances in which in the covenants by the Tenant herein contained the Tenant covenants to permit such entry.

SCHEDULE 4

Provisions for Rent Review

1.	In this Schedule the following expressions shall leave the following meanings:-

1.1	“review date” means the fifth anniversary of the date provided herein for the commencement of the Term and every subsequent fifth anniversary thereof;

1.2	“rent” shall not include the rent secondly reserved and made payable under Clause 2 of this Lease;

1.3	“relevant review date” means that review date at which the rent is to be agreed or determined pursuant to the provisions of this Schedule;

l.4	“open market rent” means the best full yearly market rent for which the demised premises might reasonably be expected to be let as a whole at the relevant review date;-

1.4.1	on the open market;

1.4.2	by a willing landlord to a willing tenant;

1.4.3	with vacant possession;

1.4.4	without taking a fine or premium;

1.4.5	for any use falling within the same use class as the use authorised under these presents;

1.4.6	for a term of fifteen years commencing on the relevant review date and otherwise upon the terms and conditions of this Lease (save as to the amount of rent but including the provisions for rent reviews herein contained);

1.4.7	on the assumption (whether or not it is a fact) that at the relevant review date:-

(a)	the demised premises are fully fitted out and equipped and ready for immediate occupation and use in a manner that is suitable for and acceptable to the said willing tenant for the user for the time being authorised by these presents and no capital is required to be expended to enable them to be so used;

(b)	no work has been carried out thereon by the Tenant or its predecessors in title or any undertenant or any other person which has diminished the rental value of the demised premises;

(c)	in case the demised premises or the services or the accesses thereto have been destroyed or damaged they have been fully restored;

(d)	all the covenants and obligations in this Lease have been complied with;

(e)	the demised premises and the said willing tenant enjoy planning permission and all other necessary consents for the user of the demised premises for the time being authorised under these presents for the Term;

(f)	the said willing tenant does not seek a rent free period nor any reduction in rent to allow it the equivalent of a rent free period nor any other form of inducement to occupy the demised premises and in considering any comparable rents the existence of any rent free period or any reduction in rent calculated to allow for any rent free period or any other form of inducement as aforesaid shall be ignored;

(g)	if Value Added Tax or other similar tax is charged on the rents and/or any other moneys payable from time to time under these presents the said willing tenant would be able to recover such Value Added Tax or other similar tax in full;

1.4.8	but disregarding:

(a)	any goodwill attached to the demised promises by reason of the carrying on thereon of the authorised trade or business of the Tenant;

(b)	any improvements carried out after the date hereof by the Tenant during the Term and completed within a period of twenty-one years preceding the relevant review date with the prior written consent of the Landlord otherwise than in pursuance of an obligation to the Landlord or at the expense or partly at the expense of the Landlord;

(c)	any statutory limitation or control of rents for the time being in force;

(d)	any adverse effect upon rent of the taxable status of the said willing tenant for the purpose of Value Added Tax or any other tax;

(e)	any adverse effect upon rent of any temporary works operations or other activities on any adjoining or neighbouring property;

1.5	“revised rent” means the new or increased yearly rent payable in substitution for the previous rent;

1.6	“current rent” means the yearly rent first hereby reserved (but for any suspension) in the year ending on the relevant review date;

1.7	“Surveyor” means the independent surveyor required to be appointed pursuant to Paragraph 3 of this Schedule.

2.	From and after each review date the rent shall be the rent agreed in writing between die Landlord and the Tenant or in die absence of such agreement shall be whichever is the higher of:-

2.1	the current rent; and

2.2	the open market rent.

3.	If the Landlord and the Tenant shall not have agreed in writing the open market rent by the relevant review date the Landlord or the Tenant may at any time thereafter require in writing to the other of them an independent surveyor to be appointed to determine the open market rent.

4.	The Surveyor (who shall be a Surveyor and a member of the Irish Society of Chartered Surveyors practising as such for at least seven years and be experienced in the valuation of premises of a like nature to and in the location of the demised premises) may be agreed upon by the Landlord and the Tenant and in default of such agreement within two months of a requirement being made pursuant to Paragraph 3 of this Schedule shall be appointed by the Chairman for the time being of the Irish Society of Chartered Surveyors (or any body for the time being performing the functions of the said Society) on the application of the Landlord or the Tenant made at any tine after the said period of two months and if the said Chairman shall for any reason not be available or be unable to make such appointment then the appointment may be made by any deputy Chairman or next available senior officer of the said Society (or any other body as aforesaid) then available Provided that at any time before the earlier of the Landlord suggesting in writing who the Surveyor should be or the Landlord responding to the Tenant’s suggestion in writing who the Surveyor should be the Landlord may elect by notice in writing to the Tenant that the Surveyor shall act as an arbitrator in the manner hereinafter described and not as an expert and in that case this Paragraph shall be deemed to be a submission to arbitration within the Arbitration Acts 1954 to 1980.

5.	In the absence of an election by the Landlord under Paragraph 4 of this Schedule:-

5.1	notice in writing of his appointment shall be given by the Surveyor to the Landlord and the Tenant and he shall invite each to submit within a specified period (which shall not exceed four weeks) a valuation accompanied if the Landlord or the Tenant so desire by a statement of reasons;

5.2	the Surveyor shall act as an expert and not as an arbitrator. He shall consider any valuation and reasons submitted to him within the said period but shall not be in any way limited or fettered thereby and shall determine the open market rent in accordance with his own judgement;

5.3	the Surveyor shall give notice in writing of his decision to the Landlord and the Tenant within two months of his appointment or within such extended period as the Landlord may at any time allow;

5.4	the decision of the Surveyor shall be final on all matters referred to him.

6.	If the Surveyor shall fail to determine the open market rent and to give notice thereof within the time and an manner hereinbefore provided or if he shall relinquish his appointment or die or otherwise fail or be unable to determine the same the Landlord may apply to the Chairman or such other officer of the Irish Society of Chartered Surveyors (or other body as aforesaid) for a substitute to be appointed in his place which procedure may be repeated as many times as necessary.

7.	The fees of the Surveyor and of the Royal Institution of Chartered Surveyors (or other body as aforesaid) shall be shared equally between the Landlord and the Tenant save where the rent proposed whether or not in without prejudice negotiations by either (but not both) of them prior to the date of the reference to the Royal Institution of Chartered Surveyors (or other body as aforesaid) is within 10% of that determined by the Surveyor in which case such fees shall be borne by the other and if the Tenant shall fail to pay its share thereof the Landlord shall be entitled to make such payment and the amount thereof shall be immediately due and payable by the Tenant to the Landlord.

8.	In the event that by the relevant review date the Landlord and the Tenant shall not have agreed in writing the rate of the rent payable from and after such date or the Surveyor (if appointed) shall not have determined the same or given the notice provided for in Paragraph 5.3 of this Schedule then the Tenant shall continue to pay rent (but on account of any revised rent) at the rate of the current rent until the quarter day immediately following the reaching of such agreement or determination or the giving of the said notice whichever shall first occur, If such agreement or determination or the giving of the said notice shall result in a revised rent there shall be added to and be payable with the installment of the revised rent due on such quarter day (notwithstanding that the provisions of Paragraph 9 of this Schedule remain to be complied with) the amount representing the difference between the current rent and the revised rent from the relevant review date until such quarter day together with interest on such amount (compounded with monthly rests) at a rate equivalent to 4% per annum above the Base Rate from time to time from the relevant review date until payment. If such agreement or determination or the giving of the said notice shall not have resulted in a revised rent then rent at the rate of the current rent shall continue to be payable.

9.	Immediately after the open market rent shall have been agreed or determined as aforesaid a memorandum of the revised rent (if any) in such form as the Landlord may reasonably require shall be signed recording the amount of the revised rent on behalf of the Landlord and the Tenant and the costs and expenses thereof shall be paid by the Tenant.

10.	If at any tine or times there shall be in force any Enactment which shall restrict or in any way affect the Landlord’s right to have the rent reviewed as hereinbefore provided or which shall restrict or in any way affect the Landlord’s right to payment of a revised rent the Landlord shall be entitled following the repeal termination or modification of such Enactment (but in the event of a modification of such Enactment only to the extent permitted by such modification) to serve notice upon the Tenant requiring the Tenant to pay to the Landlord as from the, first quarter day (“interim review date”) occurring not less than twenty-eight days after the date of service of the Landlord’s notice until such rent shall next be varied in accordance with the provisions of this Schedule the rent stated in the Landlord’s notice and such rent shall become payable accordingly unless the Tenant shall have served upon the Landlord within twenty-eight days of the date of service of the Landlord’s notice a counter notice requiring in substitution for the rent stated in the Landlord’s notice whichever is the higher of the yearly rent payable hereunder immediately before the interim review date and the open market rent of the demised premises on the interim review date whereupon in the absence of agreement a Surveyor shall be appointed to determine the open market rent in accordance with the foregoing provisions of this Schedule so far as the same shall be applicable with the substitution of the interim review date for the relevant review date.

11.	For the avoidance of doubt it is hereby agreed and declared that time shall not be of the essence of any of the provisions of this Schedule.

SCHEDULE 5

Guarantee

The Guarantor hereby covenants with the Landlord that:-

1.	The Tenant will at all times during the Term including any continuation or renewal of this Lease (whether under Act of Parliament or by the Tenant holding over or for any other reason) and also thereafter during such period as the Tenant remains in occupation of the demised premises duly pay the rents and all other sums payable under this Lease at the times and in the manner proscribed in this Lease including all increases in the rents (whether such increases are effected in accordance with the provisions of this Lease or are otherwise agreed or settled between the Landlord and the Tenant) and duly perform and observe all the covenants and obligations on the part of the Tenant and conditions contained in this Lease.

2.	The Guarantor will make good to the Landlord on demand and fully indemnify the Landlord against all proceedings claims demands losses damages liability costs fees and expenses whatsoever sustained by the Landlord by reason of or arising in any way directly or indirectly out of any default in the payment of any such rents or other sums or the performance or observance of any of the covenants and obligations on the part of the Tenant or the conditions contained in this Lease.

3.	In the event that:-

(a)	the Tenant or a liquidator or trustee in bankruptcy or other person shall disclaim or surrender this Lease under any statutory or other power; or

(b)	this Lease shall be forfeited or determined; or

(c)	the Tenant shall cease to exist (whether by being wound up or struck off the Register of Companies or otherwise howsoever);

3.1	then if the Landlord by notice in writing given to the Guarantor within six months after becoming aware of such event so requires the Guarantor will forthwith accept from and execute and deliver to the Landlord a counterpart of a new lease of the demised premises for a term commencing on the date of such event and continuing for the residue then remaining unexpired of the Term at the same rents or increased rents (including rent reviews) and subject to the same covenants conditions and provisions as are contained in this Lease and indemnify the Landlord on a solicitor and own client basis against all costs and expenses stamp duty and Value Added Tax incurred by the Landlord in connection with the giving of notice and the granting of the new lease and counterpart thereof:-

3.2	but if the Landlord does not so require the Guarantor to take a new lease the Guarantor will nevertheless upon demand pay to the Landlord at the same time as they would have been payable under this Lease sums equal to the rents and other suns that would have been payable under this Lease but for such event in respect of the period from and including the date of such event until the Landlord shall have to relet the demised premises on terns which are the same as or better than those contained in this Lease.

4.	The Guarantor will not claim in any liquidation bankruptcy composition or arrangement of the Tenant in competition with the Landlord and will remit to the Landlord the proceeds of all judgements and all distributions it may receive from any liquidator trustee in bankruptcy or supervisor of the Tenant and shall hold on trust for the benefit of the Landlord all security and rights the Guarantor may have over assets of the Tenant whilst any liabilities of the Tenant or the Guarantor to the Landlord remain outstanding.

5.	None of the following shall release or in any stay lessen or affect the liability of the Guarantor hereunder:-

5.1	any neglect delay or forbearance of the Landlord in endeavouring to obtain payment of the rents or the amounts required to be paid by the Tenant when the same become payable or in enforcing the performance or observance of any of the obligations of the Tenant;

5.2	any refusal by the Landlord to accept rent at a time when the Landlord believed that it was entitled (or would after the service of a notice under Section 14 of the Conveyancing Act 1881 have been entitled) to re-enter the demised premises;

5.3	any extension of time or other indulgence given by the Landlord to the Tenant;

5.4	any licences consents approvals agreements or arrangements which may be given by the Landlord to the Tenant or agreed between them or any variation of the terms of this Lease (including any reviews of the rent payable under this Lease) or the transfer of the Landlord’s reversion or any part thereof or the assignment of this Lease of any part thereof;

5.5	any change in the constitution structure or powers of the Tenant the Guarantor or the Landlord or the liquidation receivership administration bankruptcy or insolvency (as the case may be) of either the Tenant or the Guarantor;

5.6	any limitation immunity disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant;

5.7	the avoidance under any enactment relating to bankruptcy or liquidation of any assurance security or payment or any release settlement or discharge which may have been given or made upon any such assurance security or payment;

5.8	any other act omission matter or thing whatsoever whereby but for this provision the Guarantor would be exonerated either wholly or in part from its obligations hereunder (other than a release by deed given by the Landlord).

6.	In the event of the Tenant surrendering part of the demised premises the liability of the Guarantor shall continue in respect of the remainder after making any necessary apportionment’s under Apportionment Act 1870 or otherwise.

7.	The Guarantor waives any right the Guarantor may have of first requiring the Landlord to proceed against or claim payment from the Tenant before the Guarantor and the Guarantor subordinates all claims that the Guarantor may have against the Tenant existing now or arising hereafter to all claims by the Landlord under this Lease.

8.	The Guarantor shall not be entitled to participate in security held by the Landlord in respect of the Tenant’s obligations to the Landlord under this Lease or to stand in the place of the Landlord in respect of any such security until all the obligations on the part of the Tenant and the Guarantor to the Landlord under this Lease shall have bean performed or discharged.

[PERSONAL EXECUTION BY INDIVIDUAL]

SIGNED and DELIVERED as a DEED by [ )
[in the presence of:- )

Signature of Witness____________________

Full Name_____________________________
Address______________________________
_____________________________________
Occupation____________________________

PRESENT when the Common Seal

of Veton Properties Limited was

affixed hereto:-

/s/ Sinead Duffey Solicitor Dublin	/s/ [Illegible] Director /s/ [Illegible] (Director)

PRESENT when the Common Seal

of SILICON SYSTEMS DESIGN LIMITED

was affixed hereto:

/s/ [Illegible] /s/ [Illegible] /s/ [Illegible]	/s/ Brian Long /s/ Peter McManamon Directors

Dated the          day of 199

BETWEEN:

VETON PROPERTIES LIMITED

                                                                                 of the

First Part

- and -

SILICON SYSTEMS DESIGN

LIMITED

of the

Second Part

LEASE

Re: 32/34 HARCOURT STREET,

DUBLIN 2

Ivor Fitzpatrick & Co.,

Solicitors,

Pepper Canister House,

Mount Street Crescent,

Dublin 2.

Ref: D\RF\4099